Exhibit 10.2

印 紙

保　　証　　書

2019年12月23日

〔貸付人〕
株式会社三井住友銀行
株式会社日本政策投資銀行
株式会社みずほ銀行
株式会社三菱ＵＦＪ銀行

債務者
おところ
おなまえ　　　　㊞

連帯保証人
おところ　2045 East Innovation Circle, Tempe, AZ 85284, the United States of America
おなまえ　Amkor Technology, Inc.

/s/ Megan Faust
Name: Megan Faust
Title: Executive Vice President - Chief Financial Officer

連帯保証人（以下「乙」といいます）は、2019年12月23日付シンジケートローン契約書（以下「原契約証書」といいます）に基づき、債務者（以下「甲」といいます）が上記貸付人（以下「丙」といいます）に対して負担する下記債務およびこれに付帯する利息、損害金その他いっさいの債務について、甲と連帯してかつ連帯保証人が複数の場合には連帯保証人相互間においても連帯して保証債務を負い、その履行については、原契約証書の各条項のほか、次の条項に従います。

記

＜債務の表示＞

１．借入金額　　285億円

２．弁済期限　　2024年12月26日

第１条　乙は、丙がその都合によって担保もしくは他の保証を変更、解除しても免責を主張しないものとします。

第２条　乙は、甲の丙に対する預金その他の債権をもって相殺を行わないものとします。

Stamp Duty

GUARANTY

This is an English translation of the original Japanese text and is for the convenience purpose only, and, therefore, in case of any discrepancy or conflict between the original Japanese text of this Guaranty and this translation, the former shall always prevail.

Date: December 23, 2019

(Lenders)
Sumitomo Mitsui Banking Corporation
Development Bank of Japan Inc.
Mizuho Bank, Ltd.
MUFG Bank, Ltd.

Debtor
Address
Name (Do Not Sign Here) (Seal)

Joint and Several Guarantor
Address 2045 East Innovation Circle, Tempe, AZ 85284, the United States of America
Name Amkor Technology, Inc.

(Do Not Sign Here)
Name:
Title:

The Joint and Several Guarantor shall be jointly and severally liable with the Debtor (if there is more than one Joint and Several Guarantor, then each of the Joint and Several Guarantors shall be jointly and severally liable with each other and with the Debtor) with respect to the following obligation owed by the Debtor to the above lenders (hereinafter referred to as "Banks") as well as interest, damages and any and all other obligations incidental to the said obligation, pursuant to the Syndicated Loan Agreement dated December 23, 2019 (hereinafter referred to as "Original Agreement"). With respect to the performance of such obligations, the Joint and Several Guarantor hereby agrees to the following provisions of this Guaranty, as well as the provisions of the Original Agreement and the Agreement on Bank Transactions between the Debtor and the Banks.

<Description of Obligation>

1. Amount to be borrowed: 28,500,000,000 (Twenty Eight Billion Five Hundred Million) Yen

2. Final due date of repayment: December 26, 2024

Article 1

Even if any Bank changes or releases for such Bank's convenience any security or other guarantees (relating to any of the Debtor's obligations to such Bank), the Joint and Several Guarantor shall not claim to be released from its obligations hereunder.

Article 2

The Joint and Several Guarantor shall not set off any obligation owed by the Debtor to any Bank against any of the Debtor's deposits at such Bank or any other obligation of such Bank owed to the Debtor.

第３条　① 乙が甲と丙との取引についてほかに保証をしている場合には、その保証はこの保証契約によって変更されないものとし、またほかに限度の定めのある保証をしている場合には、その保証限度額にこの保証の額を加えるものとします。

② 乙が甲と丙との取引について将来ほかに保証をした場合も、前項と同様とします。

Article 3

(1) In the event that the Joint and Several Guarantor has separately submitted a guarantee with respect to the obligations arising from transactions between the Debtor and any Bank, such guarantee shall not be modified by this guarantee agreement. In addition, in the event the Joint and Several Guarantor has separately submitted a guarantee that provides for a maximum amount of the guarantee, the amount of the guarantee hereunder shall be added to such maximum amount of the guarantee.

(2) The provisions of the preceding paragraph shall also apply in the event that the Joint and Several Guarantor provides any Bank with any additional guarantee(s) in the future with respect to transactions between the Debtor and such Bank.

第４条　① 乙は、現在、暴力団、暴力団員、暴力団員でなくなった時から５年を経過しない者、暴力団準構成員、暴力団関係企業、総会屋等、社会運動等標榜ゴロまたは特殊知能暴力集団等、その他これらに準ずる者（以下これらを「暴力団員等」といいます）に該当しないこと、および次の各号のいずれにも該当しないことを表明し、かつ将来にわたっても該当しないことを確約いたします。

⑴ 暴力団員等が経営を支配していると認められる関係を有すること

⑵ 暴力団員等が経営に実質的に関与していると認められる関係を有すること

⑶ 自己、自社もしくは第三者の不正の利益を図る目的または第三者に損害を加える目的をもってするなど、不当に暴力団員等を利用していると認められる関係を有すること

⑷ 暴力団員等に対して資金等を提供し、または便宜を供与するなどの関与をしていると認められる関係を有すること

⑸ 役員または経営に実質的に関与している者が暴力団員等と社会的に非難されるべき関係を有すること

Article 4

(1) The Joint and Several Guarantor hereby declares that he does not fall under any of the categories of an organized crime group, a member of an organized crime group, a person for whom five years have not elapsed since the time the person ceased to be a member of an organized crime group, an associate of an organized crime group, a company affiliated with an organized crime group, a corporate racketeer, etc., a hoodlum disguised as a supporter of a social movement, etc., or white-collar crime group, etc., or any other person/entity similar to any of the above (hereinafter collectively referred to as "Organized Crime Group Member, etc."), or fall under any of the following categories, at present and assures the same into the future:

(i) an entity that has a recognizable relationship with an Organized Crime Group Member, etc., in which the management of the entity is controlled by the Organized Crime Group Member, etc.;

(ii) an entity that has a recognizable relationship with an Organized Crime Group Member, etc., in which the Organized Crime Group Member, etc., is substantially involved in the management of the entity;

(iii) an entity or person that has a recognizable relationship with an Organized Crime Group Member, etc., in which the entity or person wrongfully uses an Organized Crime Group Member, etc., for such purposes as unfairly benefiting the entity or person itself, the entity's or the person's own company or a third party, or causing damage to a third party;

(iv) an entity or person that has a recognizable relationship with an Organized Crime Group Member, etc., in which the entity or person provides funds, etc. or other benefits to the Organized Crime Group Member, etc.; or.

(v) an entity of which a board member, etc. or any other person who is substantially involved in the management of the entity has a socially condemnable relationship with an Organized Crime Group Member, etc.

(4) 風説ã,’流布ã—、偽計ã,’用ã„ã¾ãŸã¯威力ã,’用ã„ã¦丙ã®信用ã,’毀損ã—、ã¾ãŸã¯丙ã®業務ã,’妨害ã™ã,‹行為 (5) ãã®他前各号ã«準ãšã,‹行為 第５条 ã“ã®保証契約ã®準拠法ã¯日本法ã¨ã—、ã“ã®保証契約ã«関ã—ã¦発生ã™ã,‹紛争ã«ã¤ã„ã¦ã¯、東京地方裁判所ã,’非専属的合意管轄裁判所ã¨ã—ã¾ã™。 以 上                (2) The Joint and Several Guarantor hereby assures that he will not perform any of the following acts by himself or by using a third party: (i) act of making demands in a violent manner; (ii) act of making unreasonable demands beyond the legal responsibility of the demanded party; (iii) act of using threatening language/behavior or using violence in relation to transactions; (iv) act of discrediting the Bank or disrupting the Bank’s operations by spreading rumors, using fraudulent means or force; or (v) any other act similar to any of the above. Article 5 This Guaranty shall be governed by the laws of Japan, and the Tokyo District Court shall have agreed non-exclusive jurisdiction over any disputes arising in connection with this Guaranty. END